Exhibit 10.2
March 31, 2011
Aarons, Inc.
1100 Aaron Building
309 East Paces Ferry Road, NE
Atlanta, GA 30305-2377
Attn: Gil Danielson
Ladies and Gentlemen:
We refer to that certain Revolving Credit Agreement, dated as of May 23, 2008 (as amended, the “Credit Agreement”), among Aarons, Inc., a Georgia corporation (“Borrower”), the lenders from time to time parties thereto (the “Lenders”) and SunTrust Bank as administrative agent (the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.
As you have requested, the Administrative Agent and the Lenders party hereto agree to amend the Credit Agreement by (a) deleting the “and” at the end of Section 7.4(i), (b) adding “and” to the end of Section 7.4(j) and (c) adding the following as Section 7.4(k): “(k) Investments in investment grade corporate bonds and variable rate demand notes having a rating of BBB+ (or the equivalent) or higher, at the time of acquisition thereof, from S&P or Moody’s and in either case maturing within two years from the date of acquisition thereof in an aggregate amount not to exceed $125,000,000 at any time.”; provided, that the foregoing amendment is conditioned upon receipt by the Administrative Agent of executed counterparts to this letter agreement (this “Amendment”) from the Borrower and the Required Lenders.
To induce the Administrative Agent and the Lenders to execute and deliver this Amendment, by signing below, the Borrower consents to the terms of this Amendment and represents and warrants that no Default or Event of Default has occurred and is continuing and the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects except to the extent such representations and warranties relate solely to an earlier date.
The amendment set forth above is limited solely to the specific amendment listed above and shall not be deemed to be an amendment or waiver of any other provision of the Credit Agreement or other Loan Documents. As modified by this Amendment, the Credit Agreement shall remain in full force and effect and constitute the legal, valid, binding and enforceable obligations of Borrower. This Amendment shall be governed by, and construed in accordance with the internal laws (and not the laws of conflicts) of the State of Georgia and all applicable laws of the United States of America. The Borrower agrees to pay on demand all costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent in connection with this Amendment and the transactions contemplated hereby. This Amendment shall constitute a Loan Document. This Amendment constitutes the entire understanding of the parties hereto and supersedes any other prior or contemporaneous negotiations or agreements with respect to the subject matter hereof. This Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

Please countersign below to evidence your acknowledgment and agreement to the terms of this Amendment.

Very truly yours, SUNTRUST BANK, as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender
By:	/s/ J. Matthew Rowland
	Name:	J. Matthew Rowland
	Title:	Vice President

REGIONS BANK, as a Lender
By:	/s/ Scott Rossman
	Name:	Scott Rossman
	Title:	Senior Vice President

BRANCH BANKING & TRUST COMPANY, as a Lender
By:	/s/ Scott Rossman
	Name:	Scott Rossman
	Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION[1], as a Lender
By:	/s/ Ben Wright
	Name:	Ben Wright
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Ryan Maples
	Name:	Ryan Maples
	Title:	Vice President
Acknowledged and agreed to as of the
date herein above written:

AARONS, INC.
By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Executive Vice President and Chief Financial Officer

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